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                                                                    Exhibit 10.2

                      COOPERATIVE AGREEMENT BY AND BETWEEN
                                  AUTO EXOTICA
                                       AND
                              PRIVATE RETREATS. LLC

Auto Exotica ("AE") and Private Retreats ("PR") hereby agree to a joint and mutually beneficial Agreement with the following terms and conditions:

Rental Automobiles in Denver and Phoenix
----------------------------------------

..    AE will provide luxury automobiles for rent to the members of PR in Denver and Phoenix, with at least 2 luxury automobiles located primarily in Denver and at least 7 located primarily in Phoenix.
..    AE will be responsible for the availability of these luxury automobiles for
     PR Members for at least 20 days each month in Denver and 10 days each month in Phoenix, given at least 2 weeks advance reservation notice from PR.
..    PR will pay AE's monthly retainer of $500 for each 10 days made available to PR Members. Thus PR will initially pay monthly retainer to AE of $1,500.
..    PR Members may rent Auto Exotica automobiles at a rate of $50/day in Denver and Phoenix for additional days beyond those retained by PR's monthly retainer to AE to a maximum of 10 additional days per month in Denver and 5 additional days in Phoenix.
..    Should PR Members' use of AE's automobiles consistently exceed 20 days each month in Denver and 10 days each month in Phoenix, then PR has the option to expand the retainer arrangement with AE by paying additional monthly retainers of $500 for each 10 days of use per month. PR must give Auto Exotica at least one month notice of the exercise of this option.
..    A PR Member's reservation attempt in Denver or Phoenix may not be turned down by AE as long as there is availability.
..    It is intended that the above relationship will be expanded into other markets as appropriate.

Cooperative Marketing Agreement
-------------------------------

AE and PR agree to enter into a mutually beneficial marketing agreement. The agreement will involve mutual access, for marketing purposes, to both company's customers, prospects and members.

Auto Exotica Car Lease to Rob McGrath
-------------------------------------

AE will lease to Rob McGrath a luxury car, of Rob's choice, at no greater than AE's direct costs.

Auto Exotica Warrants Extended to Private Retreats
--------------------------------------------------

AE will provide warrants on AE stock to PR upon AE's Initial Public Offering. The terms of this will be further negotiated.

Conditions
----------

..    If in any month:

     1. Any PR Members have, due to lack of availability, unsuccessfully attempted to reserve an AE car despite giving 2 weeks notice, and
     2. PR Members did not use the full allotment of retained days with AE (currently 30), then,
     3. PR's monthly retainer to Auto Exotica will be reduced by $50 for each of the PR Members' unsuccessful attempted reservation days that month.

..    If PR Members do not use the full number of retained rental days, those days can be carried over to subsequent months for up to six months.

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..    Given the distance of PR's locations from Denver and Phoenix, no mileage penalties shall be imposed by AE upon either PR or their Members, given reasonable use.
..    This Agreement may be canceled by either party with 30 days written notice.


Agreed to this 1/st/ day of August 2001:

/s/ Robert L. McGrath
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Robert L. McGrath, President, Private Retreats, LLC

/s/ Darryl Nowak
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Darryl Novak, President, Auto Exotica